Armstrong World Industries Establishes a
$100 Million Receivables Securitization Program

LANCASTER, Pa., Dec. 14, 2010 /PRNewswire/ -- Armstrong World Industries, Inc. (NYSE: AWI) today announced it has established a $100 million receivables securitization program.  Pursuant to the program, Armstrong World Industries, Inc. and its subsidiary Armstrong Hardwood Flooring Company will sell their U.S. receivables to Armstrong Receivables Company LLC ("ARCL"), a Delaware special purpose entity.  ARCL will in turn initially finance those receivables through Credit Agricole Corporate and Investment Bank, with a maximum commitment of $100 million. In addition to the financing of receivables by Credit Agricole, under the documentation establishing the program, Credit Agricole may also issue letters of credit at the request of ARCL.  The purchase and letter of credit commitments under the program expire in December 2013, subject to possible extensions thereafter.

The receivables securitization program will be more fully described in, and the documents establishing the program will be filed as exhibits to, a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Forward Looking Statement

These materials contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements provide expectations or forecasts of future events. Our outcomes could differ materially due to known and unknown risks and uncertainties, including: the impact of our substantial new indebtedness; lower construction activity reducing our market opportunities; availability and costs for raw materials and energy; risks related to our international trade and business; business combinations among competitors, suppliers and customers; risks related to capital investments and restructurings; reduced business with key customers; and other factors disclosed in our recent reports on Forms 10-K, 10-Q and 8-K filed with the SEC. We try to reduce both the likelihood that these risks will affect our businesses and their potential impact. However, no matter how accurate our foresight, how well we evaluate risks, and how effective we are at mitigating them, it is still possible that one of these problems or some other issue could have an adverse effect on our business, profitability, and the carrying value of assets. We undertake no obligation to update any forward-looking statement beyond what is required by applicable securities law.

About Armstrong and Additional Information

More details on Armstrong's performance can be found in our Form 10-Q, filed with the SEC. To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), Armstrong provides additional measures of performance adjusted to exclude foreign exchange, and certain expenses, gains and losses. Armstrong uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. Armstrong believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance. A reconciliation of these adjustments to the most directly comparable GAAP measures is included on our website. These Non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by Armstrong may not be comparable to non-GAAP financial measures used by other companies.

Armstrong World Industries, Inc. is a global leader in the design and manufacture of floors, ceilings and cabinets. In 2009, Armstrong's consolidated net sales totaled approximately $2.8 billion. Based in Lancaster, Pa., Armstrong operates 35 plants in eight countries and has approximately 10,000 employees worldwide. For more information, visit http://www.armstrong.com/.

CONTACT: Investors: Tom Waters, +1-717-396-6354, tjwaters@armstrong.com; Media: Jennifer Johnson, +1-866-321-6677, jenniferjohnson@armstrong.com